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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of Perclose, Inc. that is made a part of the Registration Statement (Form S-4) and Prospectus of Abbott Laboratories for the registration of shares of its common stock, and to the incorporation by reference therein of our report dated April 28, 1999, with respect to the consolidated financial statements and schedule of Perclose, Inc. included in its Annual Report (Form 10-K) for the year ended March 26, 1999, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP

San Jose, California
August 23, 1999